UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Reliv International, Inc.

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RELIV’ INTERNATIONAL, INC.

136 Chesterfield Industrial Boulevard

Chesterfield, Missouri 63005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON MAY 21, 2015

To: Stockholders of Reliv’ International, Inc.

The Annual Meeting of the Stockholders of Reliv’ International, Inc. will be held at Reliv’ International, Inc., Corporate Headquarters, 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005, on Thursday, May 21, 2015, at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

1.	To elect 7 directors to hold office during the year following the Annual Meeting or until their successors are elected (Item No. 1 on the proxy card);

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2015 (Item No. 2 on the proxy card); and

3.	To transact such other business as may properly come before the meeting.

The close of business on March 20, 2015 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

April 6, 2015

/s/ Stephen M. Merrick

Stephen M. Merrick, Secretary

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the Annual Meeting. Please read this Proxy Statement and submit your Proxy via the Internet, or if you received a paper copy of your proxy materials, by using the toll-free telephone number provided or by completing, signing, dating and returning your Proxy in the pre-addressed envelope provided. Your Proxy may be revoked by you at any time before it has been voted.

RELIV’ INTERNATIONAL, INC.

136 Chesterfield Industrial Boulevard

Chesterfield, Missouri 63005

PROXY STATEMENT

Information Concerning the Solicitation

The Board of Directors of Reliv’ International, Inc. (the “Company”) is furnishing this Proxy Statement for the solicitation of proxies from holders of the outstanding common stock of the Company to be used at the 2015 annual stockholders meeting (the “Annual Meeting”) of the Company which will be held on Thursday, May 21, 2015 at 9:00 a.m., Central Daylight Savings Time. The Company has elected to provide access to these proxy materials over the Internet in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). On April 6, 2015 we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. The Notice instructs you on how you may access the proxy materials on the Internet. It also instructs you on how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice.

The cost of preparing, assembling and furnishing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than pursuant to the Notice and, where requested, mailing of proxy materials, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, please take the time to vote either by the Internet or, if you requested a paper copy of the proxy materials, by telephone using the instructions on the proxy card or by completing and mailing the proxy card enclosed with the proxy materials as soon as possible. If you elect to vote using the proxy card in the proxy materials you requested be mailed to you, you must sign, date and mail it and indicate how you want to vote. If you do not so indicate, your proxy will be voted as recommended by the Board of Directors.

Quorum and Voting

Only stockholders of record at the close of business on March 20, 2015 are entitled to vote at the Annual Meeting. On that day, there were 12,822,535 shares of common stock outstanding. Each share has one vote. Stockholders do not have cumulative voting rights in the election of directors. A simple majority of the outstanding shares is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. A simple majority of the shares present in person or by proxy at the Annual Meeting, at which a quorum is present, is required to elect directors and approve the appointment of the Company’s independent registered public accounting firm. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares held of record by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the nominees for directors contained in these proxy materials and “FOR” the appointment of the Company’s independent registered public accounting firm. A stockholder submitting a proxy prior to the Annual Meeting has the power to revoke it at any time before the shares subject to it are voted by (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person at the Annual Meeting.

Discretionary Voting Power

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. On matters which may be raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy will have full discretionary authority to vote. If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy may vote for the election of another person recommended by the Board of Directors.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT AND

SIGNIFICANT STOCKHOLDERS

The following table provides information concerning the beneficial ownership of the Company’s common stock by each director and nominee for director, certain executive officers, all of the Company’s directors and officers as a group, and the beneficial owners known to the Company to hold more than five percent of the Company’s outstanding common stock as of March 20, 2015.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 20, 2015. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Percentage of class is based on 12,822,535 shares of common stock outstanding as of March 20, 2015.

Name of beneficial owner(1)	Amount and nature of beneficial ownership	Percent of class

Robert L. Montgomery(2)	3,553,370	27.58%

Carl W. Hastings(3)	655,338	5.10%

Stephen M. Merrick(4)	459,238	3.58%

John B. Akin(5)	2,750	*

John M. Klimek(6)	1,500	*

Robert M. Henry	1,000	*

David T. Thibodeau	--	*

All Directors and nominees as a Group (7 persons)(7)	4,673,196	36. 17%

(footnotes on following page)

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______________________

* less than one percent

(1)	Unless otherwise indicated below, the person named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address for each person is c/o Reliv’ International, Inc., 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

(2)	Includes 60,000 shares subject to options exercisable within 60 days after March 20, 2015, 2,516,096 shares held through the Montgomery Family Limited Partnership, 483,904 shares held through Montgomery Enterprises, Ltd., for which Mr. Montgomery has sole voting and investment power, and 144,587 shares held by Mr. Montgomery’s spouse.

(3)	Includes 24,000 shares subject to options exercisable within 60 days after March 20, 2015.

(4)	Includes 12,000 shares subject to options exercisable within 60 days after March 20, 2015. Includes 443,547 shares held in the name of The Merrick Company LLC.

(5)	Includes 1,500 shares subject to options exercisable within 60 days after March 20, 2015.

(6)	Includes 1,500 shares subject to options exercisable within 60 days after March 20, 2015.

(7)	Includes 99,000 shares subject to options exercisable within 60 days after March 20, 2015.

PROPOSAL ONE - ELECTION OF DIRECTORS

Seven directors will be elected at the Annual Meeting to serve for terms of one year expiring on the date of the Annual Meeting in 2016. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL OF THE NOMINEES.

Information Concerning Nominees

The following is information concerning nominees for election to the Board of Directors.

Robert L. Montgomery, age 73, is the Chairman of the Board and Chief Executive Officer. Mr. Montgomery became Chairman of the Board of Directors and Chief Executive Officer on February 15, 1985. Mr. Montgomery served as President of the Company from July 1985 until July 2012. Mr. Montgomery is the President and a director of Reliv’, Inc. and President and a director of Reliv’ World Corporation, both wholly owned subsidiaries of the Company. Mr. Montgomery has been the principal executive officer of the Company since its founding in 1985. Prior to that time, he held positions for a number of years as an executive officer of several life insurance companies. Mr. Montgomery received a B.A. degree in Economics from the University of Missouri in Kansas City, Missouri in 1965. Mr. Montgomery is the father of R. Scott Montgomery, the President of Reliv Asia Pacific, and Ryan A. Montgomery, the Company’s President.

Carl W. Hastings, age 73, was appointed Vice Chairman and Chief Scientific Officer in April 2007. Prior to his appointment in April 2007, he served as Vice President of the Company since July 1, 1992. Dr. Hastings has been employed by the Company since April 1991. Dr. Hastings has served on the Board of Directors from February 1990 to May 2004 and from May 2005 to the present. Dr. Hastings has been the principal food scientist for the Company for more than 20 years and has been primarily responsible for the development of a majority of the Company’s products. Dr. Hastings holds B.S. and M.S. degrees and a Ph.D. degree in Food Science from the University of Illinois. For more than the past 30 years, Dr. Hastings has been engaged in a variety of employment and consulting capacities as a food scientist. Dr. Hastings is the father of Steven G. Hastings, the Company’s Executive Vice President, Sales and Marketing and Brett M. Hastings, Senior Vice President and Chief Operating Officer.

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Stephen M. Merrick, 73, has been Senior Vice President, Secretary and General Counsel since July 1989 and served as a member of the Board of Directors from 1989 to May 2013 and from May 2014 to the present. Mr. Merrick is Of Counsel to Vanasco, Genelly & Miller, which has served as legal counsel to the Company for certain matters, has been engaged in the practice of law for more than 45 years and has represented the Company since the Company’s founding. Mr. Merrick received a Juris Doctor degree from Northwestern University School of Law in 1966. He is also an officer and director of CTI Industries Corporation (NASDAQ – CTIB).

John B. Akin, age 86, has been a member of the Board of Directors since June 1986. Mr. Akin retired as Vice President, A.G. Edwards & Sons and resident manager of the Decatur, Illinois branch office in 1995. Mr. Akin had been associated with A.G. Edwards & Sons as a stock broker, manager and officer since April 1973. Mr. Akin holds a B.A. degree from the University of Northern Iowa, Cedar Falls, Iowa, with a major in Social Science and minor in Economics and English literature. Mr. Akin serves on the Compensation and Nominating Committees.

John M. Klimek, age 56, has been a member of the Board of Directors since May 2010. From August 2004 to the present, Mr. Klimek has been employed by HFR Asset Management, LLC, Chicago, Illinois, a hedge fund management company, and currently serves as President. Mr. Klimek has been a practicing attorney in Illinois since 1984 specializing in corporate and securities law. He holds a B.S. in Accountancy from the University of Illinois and Juris Doctor Degree from the University of Illinois School Of Law. Mr. Klimek serves as the Chairman of the Compensation Committee and is a member of the Audit and Nominating Committees. He is also a director of CTI Industries Corporation (NASDAQ – CTIB).

Robert M. Henry, age 68, has been a member of the Board of Directors of the Company since November 2013. He was previously a member of the Board of Directors of the Company from May 2004 through May 2011. Mr. Henry is currently a private investor and business consultant. From January 2011 until May 2013, Mr. Henry served as Chief Executive Officer and Chairman of the Board for Immunotec, Inc., a public Canadian network marketing company that sells nutritional supplements (TSX Venture Exchange – IMM). From December 2004 to 2008, Mr. Henry served as Chairman and Chief Executive Officer of Arbonne International, Inc., a personal care products company. Mr. Henry received a B.S. degree in Accounting from Hunter College in New York and a J.D. from Brooklyn Law School. Mr. Henry serves as Chairman of the Audit Committee and a member of the Compensation and Nominating Committees.

David T. Thibodeau, age 57, founded and currently manages Wellvest Capital, a merchant banking operation based in Boston, Massachusetts focused on the Healthy Living industry. He is a seasoned corporate finance executive within the health and wellness industry with a successful history of entrepreneurship, corporate strategy, international merger and acquisitions and capital raising. He was an early participant in the healthy living sector where he has developed a particular expertise over the last 30 years. From 2000 through 2010, he was a senior banker at the investment bank Canaccord Genuity (formerly Adams, Harkness and Hill). Mr. Thibodeau received a B.S. in Business Administration from Babson College. Mr. Thibodeau serves on the Audit Committee.

Executive Officers Other Than Nominees

Ryan A. Montgomery, age 41, was appointed President in July 2012. Previously he was Executive Vice President, Worldwide Sales from April 2007 to July 2012 and Vice President, Sales from 2004 to 2007. Mr. Montgomery served as Corporate Counsel from September 1999 to October 2004. Mr. Montgomery received his B.A. degree in Economics from Vanderbilt University and graduated from Saint Louis University Law School.

R. Scott Montgomery, age 45, was appointed President of Reliv Asia Pacific in July 2012. Mr. Montgomery joined the Company in 1993 and previously served as Executive Vice President and Chief Operating Officer from April 2007 to July 2012, Senior Vice President – Worldwide Operations from 2004 to 2007 and Vice President of International Operations from 2001 to 2004. Mr. Montgomery graduated from Southwest Missouri State University with a B.S. degree in Finance and Investments.

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Steven G. Hastings, age 49, was appointed Executive Vice President, Sales and Marketing in June 2013. He served as Senior Vice President, North American Sales from 2007 to 2013, Vice President, Sales from 2004 to 2007, Vice President of International Marketing from 2002 to 2004, and Director of International Marketing from 1996 to 2002. Mr. Hastings started with the Company in January 1993 as Director of Marketing. Mr. Hastings graduated from the University of Illinois with a Marketing degree and obtained his Masters in Business from Butler University in Indianapolis.

Steven D. Albright, age 53, has been Senior Vice President and Chief Financial Officer since March 2005. Mr. Albright was the Vice President, Finance/Controller from 2002 to 2005 and was the Controller since 1992. Prior to his employment with the Company, Mr. Albright was employed from 1987 to 1992 as Assistant Controller for Kangaroos USA, Inc., an athletic shoe importer and distributor. For the period from 1983 to 1987, he was employed by the public accounting firm of Ernst & Young LLP. Mr. Albright received a B.S. degree in Accountancy from the University of Illinois at Urbana-Champaign and is a CPA.

Brett M. Hastings, age 41, was appointed Senior Vice President and Chief Operating Officer in June 2013. He has been employed by the Company since February 2005 and previously served as Vice President, Legal and as Associate General Counsel. Prior to his employment by the Company, Mr. Hastings was employed as a senior associate with the law firm of Doster Ullom, LLC from 2003 to 2005 and as an associate with Thompson Coburn, LLP from 1998 to 2003. Mr. Hastings graduated from Ohio Northern University with a B.S.B.A and received a Juris Doctor degree from the University of Illinois School of Law.

Kurt C. Wulff, age 50, was appointed Vice President, Marketing in 2005 and has been employed by the Company in marketing positions since 1999. Previously, Mr. Wulff had over 10 years of sales and marketing positions in a variety of industries. He graduated from the University of Missouri-Columbia with a B.S. degree in Journalism.

Donald E. Gibbons, Jr., age 59, was named Senior Vice President, U.S. Sales on September 16, 2014. Mr. Gibbons has been employed by the Company in various sales and administrative capacities since June 1991. Mr. Gibbons has served previously as Vice President of U.S. Sales and Senior Vice President of Worldwide Sales. Mr. Gibbons received a B.A. degree in Accountancy from the University of Illinois, Springfield.

Debra P. Hellweg, age 43, was appointed Vice President, Operations in June 2008.   She has been employed by the Company since 2004 and served as Director of Internal Audit from 2004 to 2008.   Prior to her employment with the Company, Ms. Hellweg was a Manager with Deloitte & Touche LLP and Vice President & Auditor of Southwest Bank of St. Louis.  Ms. Hellweg has a B.S.B.A. degree in Accounting from the University of Missouri and an MBA from Webster University and is a CIA.

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CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the General Corporation Law of the State of Delaware and the Company’s Articles of Incorporation and Bylaws, as amended. Members of the Board are kept informed of the Company’s business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

For the period from May 2013 to May 2014, the Board had five members. Since May 2014 to the present, the Board has seven members. The Board met four times during 2014. During 2014, no director attended less than 75% of the combined Board of Directors and Committee meetings. The Board has determined that Messrs. Akin, Klimek, Henry and Thibodeau are independent based on the application of the rules and standards of the Nasdaq Stock Market.

Board Leadership Structure

As is often common practice among public companies of our size in the United States, our Board of Directors has appointed the Company’s Chief Executive Officer to serve as Chairman of the Board. In his position as Chief Executive Officer, Mr. Montgomery is responsible for the direction and leadership of the Company and oversees the development and execution of the Company’s strategic plans. In his role as Chairman of the Board, he presides over the meetings of the Board of Directors and communicates the decisions and directives of the Board to management. The Board of Directors believes that the combination of these two roles provides the most efficient and effective leadership model for the Company by enhancing the Chairman and Chief Executive Officer’s ability to provide perspective and direction with regard to business strategies and plans to both the Board and management, allowing for unified leadership and focus.

Notwithstanding the Board’s decision to appoint the Chief Executive Officer as Chairman of the Board of Directors, the Company has no bylaw or policy in place that mandates that the Chief Executive Officer serve as the Chairman of the Board. Our Board of Directors recognizes that depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, might be appropriate. Accordingly, the Board of Directors periodically evaluates its leadership structure.

The Board of Directors has not appointed a lead independent director at this time. The Board has evaluated whether appointing a lead independent director facilitates the ability of the Company’s independent directors to carry out their duties. The independent directors of the Board attend at least one executive session, and may call such further sessions as they deem necessary, at which only independent directors are present and at which the independent directors are free to discuss any aspect of the Company’s business and risk management without the influence of interested directors or management. In addition, all members of the Company’s Audit, Nominating and Compensation Committees have been determined by the Board of Directors to be independent based on the application of the rules and standards of the NASDAQ Stock Market.

Board Role in Risk Oversight

The Board of Directors plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks through regular meetings with the Company’s independent registered public accounting firm and the Company’s Chief Financial Officer and Manager of Internal Audit. The Company’s Compensation Committee evaluates and addresses risks relating to executive compensation, our incentive compensation plans and other compensatory arrangements. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed through committee reports and management presentations to the full Board about these and other operational risks.

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Committees of the Board of Directors

The Board of Directors has standing Executive, Compensation, Nominating, and Audit Committees.

The Executive Committee acts on various matters between meetings of the Board of Directors. The Executive Committee consists of Messrs. Montgomery, Merrick and Hastings. The Executive Committee had two meetings in 2014.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Messrs. Henry (Chairman), Klimek, and Thibodeau. Mr. Henry has been designated and is the Company’s “Audit Committee Financial Expert” pursuant to Item 401 of Regulation S-K of the Securities Exchange Act of 1934. The Audit Committee held eight meetings during fiscal year 2014, including quarterly meetings with management, the Manager of Internal Audit and the independent registered public accounting firm to discuss the Company’s financial statements and control systems. Mr. Henry and each appointed member of the Committee satisfies the definition of “independent” as that term is defined in the rules governing companies whose stock is traded on the Nasdaq Stock Market. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter has been posted and can be viewed on the Company’s Internet website at http://www.reliv.com under the section entitled “Investor Relations.” In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and internal controls.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) including but not limited to those matters required to be discussed by PCAOB Auditing Standard No. 16. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Robert M. Henry, Audit Committee Chair

John M. Klimek, Member

David T. Thibodeau, Member

Nominating Committee

The Nominating Committee and Governance Committee consist of three directors, Messrs. Akin (Chairman), Klimek and Henry. The Nominating Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating Committee is independent as defined in the listing standards for the Nasdaq Stock Market.

The Nominating Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that the continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level, contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. For vacancies which are anticipated on the Board of Directors, the Nominating Committee intends to seek out and evaluate potential candidates from a variety of sources that may include recommendations by security holders, members of management and the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation. While diversity is not a leading factor in the Nominating Committee’s evaluation of potential candidates and there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates. In light of the foregoing, it is believed that a formal policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating Committee to perform its duties.

The Nominating Committee did not meet in 2014. All of the independent directors of the Board of Directors participated in the nominating process and, in separate session, voted in favor of recommending to the Board of Directors the nomination of each of the nominees for election as directors.

Compensation Committee

The Compensation Committee consists of three directors: Messrs. Klimek (Chairman), Henry and Akin. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards for the Nasdaq Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit and retirement plans, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and certain other executive officers, including incentive compensation programs and stock options. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.reliv.com under the section entitled “Investor Relations.” The Compensation Committee met four times in 2014.

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EXECUTIVE COMPENSATION

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 2014 and 2013, respectively, of the Company’s Principal Executive Officer and each of the two other most highly compensated executive officers. These individuals, including the Chief Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

				Non-Equity	All Other
			Option	Incentive Plan	Compensation
Name and Principal Position	Year	Salary	Awards (1)	Compensation (2)	(3, 4, 5, 6, 7)	Total

Robert L. Montgomery	2014	$631,915	$-	$3,348	$67,298	$702,561
Chairman and Chief Executive	2013	$642,625	$-	$11,396	$71,861	$725,882
Officer

Carl W. Hastings	2014	$354,000	$-	$3,348	$30,855	$388,203
Vice Chairman, Chief Scientific	2013	$360,000	$-	$11,396	$35,639	$407,035
Officer

Stephen M. Merrick	2014	$236,000	$-	$-	$-	$236,000
Sr. Vice-President, General	2013	$246,000	$-	$-	$1,476	$247,476
Counsel, and Secretary

______________________

(1)	No option grants were made to any of the Named Executive Officers in either 2014 or 2013.
(2)	Amounts determined solely under the Company’s Incentive Compensation Plan.
(3)	Amounts for 2014 include matching 401(k) contributions as follows: Robert L. Montgomery, $5,175; and Carl W. Hastings, $4,887.
(4)	No Company contributions were made to the Employee Stock Ownership Plan in 2014.
(5)	Amounts for 2014 include life insurance allowance paid for Robert L. Montgomery of $39,000 and Carl W. Hastings of $16,368.
(6)	Amounts for 2014 include value of automobile provided for Robert L. Montgomery of $18,229 and automobile allowance provided to Carl W. Hastings of $9,600.
(7)	All Other Compensation amount for Robert L. Montgomery includes financial planning services of $4,894 paid in 2014.

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Narrative Disclosure For Summary Compensation Table

Employment Agreements with Our Named Executive Officers

In June 2007, the Company entered into an Employment Agreement with Robert L. Montgomery replacing a prior agreement. The agreement, as amended, is for a term of employment commencing on January 1, 2007 and expiring on December 31, 2009 with a provision for automatic one-year renewal terms, and provides for Mr. Montgomery to receive base annual compensation during the term of not less than $600,000. Mr. Montgomery is also to participate in the Company’s annual incentive compensation and the Company’s long-term equity incentive compensation plans and such other compensation plans as the Company may from time to time have for executives. In the event of Mr. Montgomery’s death during the term of the agreement, payments equal to the total compensation that would have been paid to Mr. Montgomery under the agreement, but for his death, will be made to his heirs for a period of six months. The agreement also allows Mr. Montgomery the option to reduce his level of service to the Company by approximately one-half with a corresponding decrease in base annual compensation and a reduction of 25% of his incentive compensation, after a requisite waiting period. Mr. Montgomery also has the option to terminate his active service and continue in a consulting capacity. The term of the consulting period will be 15 years and Mr. Montgomery will receive approximately 30% of his prior average annual cash compensation over the five years immediately preceding the earlier of (1) his election to terminate his employment and continue to serve the Company as a consultant or (2) his election to continue his employment at a reduced rate of service and compensation. The agreement includes the obligation of Mr. Montgomery to maintain the confidentiality of the Company’s confidential information and contains a covenant of Mr. Montgomery not to compete with the Company. In addition, for a period of at least 20 years following the termination of the agreement, the Company has the right to continue its use of Mr. Montgomery’s name and likeness in consideration of a $10,000 annual fee paid to Mr. Montgomery or his heirs.

In March 2014, the Company entered into an Employment Agreement with Dr. Hastings effective as of January 2013 that replaced a prior agreement. The term of employment under the agreement is for a period commencing on January 1, 2013 and expiring on December 31, 2018. For the period from January 1, 2013 to December 31, 2015, Dr. Hastings is to devote full time to his duties and is to receive base salary at the rate of $30,000 per month. For the period from January 1, 2016 to December 31, 2018, he is to devote approximately one-half of his time to his duties and is to receive a base salary at the rate of $22,500 per month. Dr. Hastings is also to participate in the Company’s annual incentive compensation and the Company’s long-term equity incentive compensation plans and such other compensation plans as the Company may from time to time have for executives. Upon expiration of the term of employment and a requisite waiting period, Dr. Hastings will be retained to provide consulting services to the Company for a term expiring on June 30, 2028. During the consulting term, the Company will pay Dr. Hastings the sum of $13,000 per month, such amount to be adjusted periodically based upon changes in the National Consumer Price Index. In the event of Dr. Hastings’ death during the term of the agreement, payments equal to the cash compensation that would have been paid to Dr. Hastings under the agreement, but for his death, will be made to his heirs for a period of six months. During the term of the agreement, and thereafter for a period of 20 years in consideration of the payment of $10,000 annually, the Company will be entitled to use the name and likeness of Dr. Hastings in connection with the Company’s promotional materials and activities. The agreement also includes the obligation of Dr. Hastings to maintain the confidentiality of the Company’s confidential information and to hold any and all inventions made or conceived by him during the term of the agreement as the Company’s fiduciary and a covenant of Dr. Hastings not to compete with the Company.

Information Relating to Cash Incentives and Stock and Option Awards

Effective January 1, 2007, the Board of Directors, on the recommendation of the Compensation Committee, adopted an Incentive Compensation Plan providing for annual incentive compensation to be paid to executive and managerial employees of the Company. Under the Plan, designated Named Executive Officers and a number of other executive officers and managers receive incentive compensation payments, determined on a quarterly and annual basis, which are based upon the income from operations of the Company for the period if the profits exceed a threshold amount of quarterly income from operations in the amount of $500,000. The benefits under the Plan are divided into two Pools of compensation. Pool I (representing the largest pool of incentive compensation) covers senior executive officers who participate in the pool of incentive compensation based upon a percentage allocation made by the Compensation Committee each year. Pool II covers managers who are selected to participate in proportions determined by senior management. The Compensation Committee believes such incentive compensation motivates participants to achieve strong profitability which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the stockholders. Incentive compensation participation levels are generally determined during the first quarter of each fiscal year.

With respect to Pool I participants, the Compensation Committee, in consultation with management and the Chief Executive Officer, determines the participants and their relative level of participation during the first quarter of the year for a recommendation to the Board of Directors for formal approval. In determining participation and the level of participation each year, management and the Compensation Committee considers the executive’s responsibilities and individual performance during the prior year.

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Long-Term Equity Incentives

At the Company’s Annual Meeting of Stockholders held in May 2014, the Company’s 2014 Incentive Stock Plan was approved by the stockholders. The Plan provides for the issuance of stock options or incentive stock grants of up to 1,000,000 shares of common stock of the Company. Upon approval by the stockholders of the 2014 Incentive Stock Plan, the Board provided that no further grants of option awards shall be made under any prior plan, and, since such time, all stock options have been issued pursuant to the 2014 Incentive Stock Plan. As of December 31, 2014, no shares subject to option awards have been granted to certain executive officers and senior management of the Company under the 2014 Incentive Stock Plan.

Stock option grants are determined from time to time by the Compensation Committee in consultation with management. The actual grant for each executive is determined taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of the grant.

We view participation by our executives in our Employee Stock Ownership Plan (the “ESOP”) as a component of long-term compensation. Shares purchased by the ESOP, or contributed to the ESOP, are allocated among participants based upon relative eligible compensation levels and subject to the vesting requirements of the ESOP.

Retirement Benefits

The Company maintains a 401(k) employee savings plan (the “401(k) Plan”) in which all salaried employees that have met the plan’s service requirements are eligible to participate. The Company also maintains the ESOP, which was adopted by the Company on September 1, 2006. Both plans are tax qualified retirement plans.

Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the 401(k) Plan and the Company will contribute a matching amount to the 401(k) Plan each year. The federal statutory limit for eligible compensation in 2014 was $260,000. Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the 401(k) Plan, provided that, for new contributions, employees may not invest more than 15% in common stock of the Company. During 2014, the Company made matching contributions of 25% on employee contributions to the 401(k) Plan until October 1, 2014, and 10% thereafter, subject to statutory limits and top-heavy plan rules. The Company’s contributions to the 401(k) Plan totaled approximately $98,300 in 2014, which is subject to the vesting requirements of the 401(k) Plan.

Under the ESOP, all employees of the Company are eligible to participate in the ESOP and interests in the ESOP are allocated to participants based on relative eligible compensation. All contributions to the ESOP are made by the Company in the form of cash or stock and are discretionary. The maximum amount of contribution which the Company can make is 25% of the annual eligible compensation of employees after taking into account contributions to the 401(k) Plan. Shares of stock purchased by, or contributed to the ESOP, are allocated to participants based on qualified compensation and subject to the vesting requirements of the ESOP. During 2014, the Company elected not to make a contribution to the ESOP.

Other Benefits

The Company provides certain general employee benefits and health insurance plans of the type commonly offered by other employers. These benefits form part of our compensation philosophy because the Company believes they are necessary in order to attract, motivate and retain talented executives.

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Supplemental Executive Retirement Plan

The Company sponsored a Supplemental Executive Retirement Plan (the “SERP”) that previously allowed certain executives to defer a portion of their annual salary and bonus into a grantor trust. A grantor trust was established to hold the assets of the SERP. The Company funded the grantor trust by paying the amount deferred by the participant into the trust at the time of deferral. Investment earnings and losses accrue to the benefit or detriment of the participants. The SERP also provided for a discretionary matching contribution by the Company not to exceed 100% of the participant’s annual contribution. The participants fully vested in the deferred compensation three years from the date they entered the SERP. The participants are not eligible to receive distributions under the SERP until retirement, death, or disability of the participant.

In 2006, the SERP was amended to provide, among other things, that no new participants may be designated and no new or additional salary deferrals may be made. Accordingly, none of the named executive officers made a contribution to the SERP in 2014 and no Company additions or matches were provided. Carl W. Hastings is the only current executive officer of the Company who is a participant in the SERP.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table sets forth all outstanding equity awards to Named Executive Officers as of December 31, 2014. All awards are in the common stock of the Company.

	Option Awards
			Equity incentive
			plan awards:
	Number of Securities Underlying		Number of Securities	Option	Option
	Unexercised Options (#)		Underlying Unexercised	Exercise	Expiration
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date

Robert L. Montgomery	160,000	-	-	$ 7.92	1/5/2015	(1)
	40,000	60,000	-	1.32	1/10/2017	(2)
	-	-	35,750	1.32	1/10/2017	(3)
	-	-	64,250	1.20	1/10/2017	(3)

Carl W. Hastings	20,000	-	-	7.92	1/5/2015	(1)
	16,000	24,000	-	1.20	1/10/2017	(2)
	-	-	40,000	1.20	1/10/2017	(3)

Stephen M. Merrick	50,000	-	-	7.92	1/5/2015	(1)
	8,000	12,000	-	1.20	1/10/2017	(2)
	-	-	20,000	1.20	1/10/2017	(3)

_____________________

(1)	Each of the stock options granted to the named executive officers was fully vested as of December 31, 2014.
(2)	Stock option granted to the named executive officer vests in 20% increments on each of January 11, 2013 through 2016, with the final 20% vesting on November 1, 2016.
(3)	Stock options granted to the named executive officer become fully vested when the Company’s consolidated trailing twelve-month Income from Operations exceeds $4.3 million, as reported in the Company’s financial statements filed with the SEC, excluding the expense recognition of all performance-based stock options under ASC 718.

The Company has not issued any stock awards.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the common stock of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	1,382,000	$3.49	940,000	(1)

Equity compensation plans not approved by security holders	-	-	-

Total	1,382,000	$3.49	940,000

______________________

(1)	Represents 940,000 shares of common stock available for issuance under the Company’s 2014 Incentive Stock Plan.

Payments upon Termination or Change of Control

The Company has no agreements with Named Executives or other executives of the Company under which payments are to be made in the event of change of control of the Company.

Under the Employment Agreement between the Company and Robert L. Montgomery, Mr. Montgomery has the right, to reduce his level of service to the Company by approximately one-half with a corresponding decrease in position and base annual compensation and a 25% decrease in incentive compensation. Mr. Montgomery also has the option to terminate his active service and continue in a consulting capacity. The term of the consulting period will be 15 years and Mr. Montgomery will receive approximately 30% of his prior average annual compensation over the previous five years or last five years of his full-time employment as a consulting fee. In the event of Mr. Montgomery’s death during the term of the agreement, payments equal to his total compensation under the agreement will be made to his heirs for a period of six months. In addition, for a period of 20 years following termination of the agreement, the Company has the right to continue its use of Mr. Montgomery’s name and likeness in consideration of a $10,000 annual fee payable to Mr. Montgomery or his heirs.

Under the Employment Agreement between the Company and Carl W. Hastings, upon expiration of the term of employment, Dr. Hastings will be retained to provide consulting services to the Company through June 30, 2028. During the consulting term, the Company will pay Dr. Hastings the sum of $13,000 per month, such amount to be adjusted periodically based upon changes in the National Consumer Price Index. In the event of Dr. Hastings’ death during the term of the agreement, payments equal to his cash compensation under the agreement will be made to his heirs for a period of six months. In addition, for a period of 20 years following termination of the agreement, the Company has the right to continue its use of Dr. Hastings’ name and likeness in consideration of a $10,000 annual fee payable to Dr. Hastings or his heirs.

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DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)	All Other Compensation ($)	Total ($)

John B. Akin	$55,000	$-	$-	$55,000
John M. Klimek	54,500	-	-	54,500
Robert M. Henry	56,000	-	-	56,000
David T. Thibodeau	51,500	-	-	51,500

______________________

(1)	No stock option grants were given to these directors in 2014. At December 31, 2014, the aggregate number of outstanding options held by each director was as follows:

Name	Options Outstanding
John B. Akin	15,000
John M. Klimek	5,000
Robert M. Henry	10,000
David T. Thibodeau	---

Narrative Description of Director Compensation

Members of the Board of Directors who are not employees receive a monthly fee of $2,000 and $1,500 per attendance at meetings in person of the Board of Directors or any committees of the Board of Directors, and $1,000 per attendance at meetings via conference call, up to a maximum of $3,000 per day.

Certain Relationships and Related Transactions

Robert L. Montgomery, the Chief Executive Officer and Chairman of the Board, is the father of R. Scott Montgomery and Ryan A. Montgomery. R. Scott Montgomery is the President of Reliv Asia Pacific and as a result of serving in such capacity, the Company paid him cash compensation of $227,225 in 2014 and $261,773 in 2013. Ryan A. Montgomery is President of the Company and as a result of serving in such capacity, the Company paid him cash compensation of $215,922 in 2014 and $250,273 in 2013. Ronald McCain is the son-in-law of the Chief Executive Officer and Chairman of the Board, Robert L. Montgomery. Ronald McCain was Vice President – Sales Development until June 1, 2014 and as a result of serving in such capacity, the Company paid him cash compensation of $175,557 in 2013. On June 1, 2014, Mr. McCain became an independent distributor of the Company. He was paid cash compensation of $156,350 in aggregate in 2014 for his prior position and his new role with the Company.

Dr. Carl W. Hastings, Vice Chairman, Chief Scientific Officer and director, is the father of Steven G. Hastings and Brett M. Hastings. Steven G. Hastings is Executive Vice President, Sales and Marketing and as a result of serving in such capacity, the Company paid him cash compensation of $197,627 for 2014 and $216,850 for 2013. Brett M. Hastings is Senior Vice President, Chief Operating Officer and as a result of serving in such capacity, the Company paid him cash compensation of $186,833 for 2014 and $203,438 for 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the Nasdaq Stock Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

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Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5’s were required, the Company believes that during calendar year 2014, all of the officers, directors and ten percent beneficial owners of the Company complied with all applicable Section 16(a) filing requirements, except a Form 3 that was inadvertently filed late on behalf of Donald E. Gibbons, Jr.

Code of Ethics

The Company has adopted a code of ethics that applies to senior executive and financial officers. The Company’s Code of Ethics seeks to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) full, fair, accurate, timely and understandable disclosure of information to the Commission, (3) compliance with applicable governmental laws, rules and regulations, (4) prompt internal reporting of violations of the Code of Ethics to predesignated persons, and (5) accountability for adherence to the Code of Ethics. A copy of the Company’s Code of Ethics has been posted to and can be viewed on the Company’s Internet website at http://www.reliv.com under the section entitled “Investor Relations.”

PROPOSAL TWO - SELECTION OF AUDITORS

Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors has selected and approved Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for 2015, subject to ratification by the stockholders. It is expected that a representative of the firm of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Billed By Independent Registered Public Accounting Firm

The following table sets forth the amount of fees billed by Ernst & Young LLP for services rendered for the years ended December 31, 2014 and 2013:

	2014	2013

Audit Fees (1)	$373,690	$357,465
Audit-Related Fees	---	---
Tax Fees (2)	138,670	121,500
Total Fees	$512,360	$478,965

______________________

(1)	Includes the annual consolidated financial statement audit, limited quarterly reviews, reviews of registration statements and comfort letters, and statutory audits required internationally.
(2)	Primarily represents the preparation of tax returns and other tax compliance and consulting services.

All audit, tax, and other services to be performed by Ernst & Young LLP for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of the services and an estimate of the anticipated costs of performing those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the chairman of the Audit Committee, in which case the chairman communicates such pre-approvals to the full committee at its next meeting. During 2014, all services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

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The Audit Committee reviews all relationships with Ernst & Young LLP, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence. The Audit Committee considered the effect of Ernst & Young LLP’s non-audit services in assessing the independence of the independent registered public accounting firm and concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE “FOR” SUCH RATIFICATION.

Stockholder Proposals for 2016 Proxy Statement

Proposals by stockholders for inclusion in the Company’s Proxy Statement and form of Proxy relating to the 2016 Annual Meeting of Stockholders, which is scheduled to be held on May 26, 2016, should be addressed to the Secretary, Reliv’ International, Inc., P.O. Box 405, Chesterfield, Missouri 63006, and must be received at such address no later than 120 days prior to April 30, 2016. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail, return receipt requested.

Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at P.O. Box 405, Chesterfield, Missouri 63006 or by telephoning (636) 537-9715.

Stockholder Communications with the Board of Directors

Stockholders of the Company may communicate with the Board of Directors in writing addressed to:

Board of Directors

c/o Corporate Secretary

Reliv’ International, Inc.

P.O. Box 405

Chesterfield, Missouri 63006

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The Secretary will review each communication from a stockholder. The Secretary will forward to the members of the Board of Directors each communication that (1) concerns the Company’s business or governance, (2) is not offensive and is legible in form and reasonably understandable in content, and (3) does not relate to a personal grievance against the Company or a Board member or further a personal interest not shared by the other stockholders generally.

The Company strongly encourages each of its directors to attend each Annual Meeting of the Company’s stockholders where attendance does not unreasonably conflict with the director’s other business and personal commitments. All of the members of the Board of Directors attended the 2014 Annual Meeting of Stockholders.

BY ORDER OF THE

BOARD OF DIRECTORS

Dated: April 6, 2015

/s/ Stephen M. Merrick

Stephen M. Merrick, Secretary

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RELIV INTERNATIONAL, INC.
136 CHESTERFIELD INDUSTRIAL BLVD.
CHESTERFIELD, MO 63005
ATTN: STEVEN ALBRIGHT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89617-P60265 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

RELIV INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Robert L. Montgomery	☐	☐	☐
1b. Carl W. Hastings	☐	☐	☐
1c. John B. Akin	☐	☐	☐
1d. Robert M. Henry	☐	☐	☐
1e. John M. Klimek	☐	☐	☐
1f. Stephen M. Merrick	☐	☐	☐
1g. David T. Thibodeau	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M89618-P60265

RELIV INTERNATIONAL, INC.
Annual Meeting of Stockholders
May 21, 2015
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Robert L. Montgomery and Stephen M. Merrick or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of RELIV INTERNATIONAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on May 21, 2015, at the Reliv International, Inc. Corporate Headquarters, 136 Chesterfield Industrial Blvd, Chesterfield, MO 63005, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side